Final Transcript

Conference Call Transcript VOXX - Q4 2009 Audiovox Corporation Earnings Conference Call Event Date/Time: May 15, 2009 / 02:00PM GMT

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Final Transcript
May 15, 2009 / 02:00PM GMT, VOXX - Q4 2009 Audiovox Corporation Earnings Conference Call

CORPORATE PARTICIPANTS

 Glenn Wiener
 GW Communications - IR

 Patrick Lavelle
 Audiovox Corp. - President, CEO

 Michael Stoehr
 Audiovox Corp. - SVP, CFO

 John Shalam
 Audiovox Corp. - Chairman of the Board

CONFERENCE CALL PARTICIPANTS

 Jim Barrett
 CL King & Associates - Analyst

 Richard Greenberg
 Donald Smith & Co. - Analyst

 Dan Thomason
 Harbor Management - Analyst

 Mike Neary
 Neary Asset Management - Analyst

 PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to Audiovox's conference call. My name is Dan and I'll be your coordinator for today. At this time all participants are in listen-only mode. We will conduct a question-and-answer session towards the end of this conference. (Operator Instructions). As a reminder, this conference is being recorded for replay purposes. I would now like to turn the call over to your host for today's call, Mr. Glenn Wiener. Please proceed.

 Glenn Wiener - GW Communications - IR

Thank you and good morning. Welcome to Audiovox's fiscal 2009 fourth-quarter and year-end conference call. Today's call is being webcast from our website, www.Audiovox.com, and is under the investor relations section. With us today are Patrick Lavelle, President and Chief Executive Officer; Michael Stoehr, Senior Vice President and Chief Financial Officer; and John Shalam, Chairman of the Board. Before turning the call over to Pat I'd like to read our Safe Harbor language.

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Final Transcript
May 15, 2009 / 02:00PM GMT, VOXX - Q4 2009 Audiovox Corporation Earnings Conference Call

Except for historical information contained herein, statements made on today's call and on today's webcast that would constitute forward-looking statements may involve certain risks and uncertainties. All forward-looking statements made are based on currently available information. The Company assumes no responsibility to update any such forward-looking statements.

The following factors, among others, may cause actual results to differ materially from the results suggested in these forward-looking statements. These factors include but are not limited to -- risks that result from changes in the Company's core business operations or ability to keep pace with technology advances; significant competition in the mobile and consumer electronics business and accessory business; relationships with key suppliers and customers; quality and consumer acceptance of our newly introduced products; market volatility; non-availability of product; excess inventory; price and product competition; new product introductions and the possibility that a review of our prior filings by the SEC may result in changes to our financial statements; and the possibility that stock holders or regulatory authorities may initiate proceedings against the Company and/or our officers and directors as a result of any numerous statements or their actions.

Risk factors with our business, including some of the factors set forth herein, are detailed in our Form 10-K which was filed yesterday after market close. With that said I'd like to now turn the call over to Pat Lavelle.

 Patrick Lavelle - Audiovox Corp. - President, CEO

 Thank you, Glenn, and good morning, everyone. A lot has changed since our last conference call. Unfortunately the momentum that we had from our strong third quarter was impacted by global economic turmoil and a string of events that arose in our fourth quarter that we simply could not overcome. Weakening retail sales; severely depressed automotive sales, markdowns driven by customer and vendor bankruptcies, and several non-cash charges related to goodwill and intangibles severely cut into fourth quarter and resulted in an annual loss.

In a few moments Michael will cover the quarter and the year-end numbers. My focus this morning will be on the events and the issues that impacted our results and my thoughts on the immediate future.

Through the first nine months of the fiscal year we operated at near breakeven. And despite the faltering economy, which led to lower sales versus our initial forecast, we stayed even by quickly adjusting overheads to match sales throughout the year and by making aggressive cuts over the past few months. Overall we cut approximately $23 million from our overhead during the here and we will realize the full effect of those reductions during fiscal 2010.

These cuts include a combination of salary, staff and program reductions as well as consolidation of certain services that both maximize productivity and reduce expenses. Additionally, in an effort to increase margins and compensate for higher shipping, warehouse and transportation costs, we instituted price increases which took effect in the second half of the year.

As I indicated on my last call, we had significant sell-in for the holiday season. In fact, we were better placed at retail than any time in our history with more SKUs at more retailers than ever before. However, the economic climate and lower consumer spending created a poor retail environment that left virtually every one of our retailers with heavy post-holiday inventory.

This has had a major impact on our fourth-quarter consumer sales and it continues to affect our first quarter as certain program launches were pushed back so retailers could clear the last of their holiday stock. The good news is that retailers, for the most part, have moved that inventory and have begun restocking for spring and summer promotions.

On the automotive side, we were severely impacted by the continuing year-over-year decline of car sales both at our OEM customers and in our aftermarket car dealer programs. Unfortunately sales of new vehicles continue to be depressed and we are anticipating lower levels for the balance of the year. The uncertainty surrounding the Chrysler bankruptcy and the current situation at GM, along with the targeted dealership reduction programs will not allow for a rebound in car sales this year. Fortunately we believe we can offset some of these negatives with some of our new product introductions with Qualcomm's FLO TV, her Sony PlayStation and Sirius XM.

The fourth-quarter bankruptcy of Circuit City affected our results in a number of ways. Reported fourth-quarter sales were down considerably without contributions from Circuit, our third-largest customer. In addition, we purchased a put option to protect us in the event of a Circuit bankruptcy which, despite the heavy cost, allowed us to protect receivables for up to $10 million. Finally, we took certain inventory write-downs to move goods that were destined for sale at Circuit during the quarter.

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Final Transcript
May 15, 2009 / 02:00PM GMT, VOXX - Q4 2009 Audiovox Corporation Earnings Conference Call

In addition to Chrysler and Circuit we had to weather the bankruptcy of two Asian vendors who could not navigate the downturn. Deteriorating economic conditions escalated during the fourth quarter and, while I believe the business was managed effectively as we were able to increase annual sales to $603 million and hold pricing in this climate, we nonetheless posted a loss of $15 million for the year after non-cash impairment and valuation charges.

Within that loss there were a number of one-time charges that we do not expect to repeat -- $6.4 million in expenses related to bankruptcies; $2.9 million reported earlier this year for the discontinuance of our NAV line; $2.3 million in IP settlements, provisions and related legal fees; and $1 million in severance and related restructuring charges. The total reported loss was approximately $71 million, nearly $54 million was non-cash impairment charges related to goodwill, intangibles and deferred tax valuations.

On the positive side, we increased our cash position by $31 million year over year and built it to approximately $70 million as of the end of our fiscal year. This gives us sufficient resources to manage our business through this economic cycle.

Make no mistake fiscal 2010 is going to be a challenge. Sales continue to be affected by the events I outlined. However, we are starting to see a bottom and, with the introduction of some of our new programs, we will begin to reverse the negative impact of the recession. New products and spring retail programs should help us get back to projected sales levels and on a considerably lower cost basis as the complete effect of our reduction plans take hold.

I expect to see a ramp up sequentially in the second quarter with the big season coming in our fiscal third quarter. Critical for us will be sell-through and, despite that caution, I also have reason for optimism when I look at our longer-term potential. We continue to do everything we can to deliver successful results and, despite cutting costs, we have not strayed from our stated objectives of investing in technology and delivering the latest consumer driven mobile, consumer and accessory products.

As you know, this past year we developed partnerships with Sony PlayStation and Qualcomm's FLO TV that deliver proven consumer preferences. They should help drive sales and enhance our number one brand position in the mobile entertainment category.

Our integrated Sony PlayStation rear seat entertainment system will launch early in the third quarter and in time for the holiday season. FLO TV service will launch through our Expeditor channel in the fall and we're targeting retail introduction shortly there after. Both these alliances should boost sales and contribute to margin improvement.

Our program with Sirius XM will solidify our position as the number one provider of satellite radio products in the aftermarket. As I said last quarter, we expect to double satellite radio sales this year.

We've been successful in our brand strategy of increasing our retail presence and growing business with many of our key accounts. So when consumers get back to the stores and start abiding we will have strong representation.

We have nearly 60 new products scheduled for delivery over the next couple of months from our mobile and consumer groups and another 200 from the accessory group. We entered the key selling season ready with one of the best assortments in our history. Our RCA Small Wonder line of digital camcorders launches with the Webslinger EZ209 leading the way. A brand-new line of high function RCA clock radios and acoustic research Internet radios arrive in stores in the next 60 days.

New products in our MP3 and digital voice lines arrive in June. Several new Jensen multimedia products set to be delivered to one of our largest customers add to our market-leading product line. A brand-new line of [Bowie] look-alike mobile multimedia systems will also arrive in time for new car introductions this season.

Adding to my optimism is the strong fourth-quarter growth in our accessory business, up 23%, that has continued into our first quarter driven by our new line of digital antennas that have captured number one market share. We have several significant new customers and in September plan to introduce our new Xsight line of high end TV remotes that will deliver in time for holiday sales.

Among our goals this year is to generate free cash flow and manage the cash on hand prudently to run our business and pursue acquisitions that make sense, ones that will grow the top line and allow us to leverage much of the fixed overhead we have. We believe there are opportunities that have developed as a result of the economic downturn and they may become more attractive over the coming year.

Last quarter my closing remarks were positive about our third quarter with caution about what may lay ahead. I am afraid that no amount of caution could have prepared us for some of the extreme events that marked the fourth quarter. The continued demise of the overall global market has caused us to adjust quickly and we have. I believe we've structured this business accordingly and made some very, very difficult cuts. But we also focused on what we think will be sound business decisions for the future.

I'm not happy with losses, no one is. But when things do turn I am confident shareholders will be rewarded for their patience. I'd like to thank you for your time today and your continued support and with that I'd like to turn the call over to Michael.

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Final Transcript
May 15, 2009 / 02:00PM GMT, VOXX - Q4 2009 Audiovox Corporation Earnings Conference Call

Michael Stoehr - Audiovox Corp. - SVP, CFO

 Thanks, Pat. Good morning, everyone. I would like to start my presentation with a discussion of the fourth quarter as there were several challenges we faced in the quarter, all of which occurred in rapid succession. We will discuss impacts on revenue, effects on gross profit and overhead, results of valuation tests and a discussion on anticipated liquidity position as of the fourth quarter with a view for the remainder of fiscal 2010, and finally a brief summary of events for our year-end 2009.

Net sales were $115.6 million in the fourth quarter, a decline of 12% versus the comparable quarter last year. Electronic sales were $72.1 million versus $95.8 million, a decline of 24.8%. The decline in electronics was due to lower consumer goods sales as our customers experienced a slow holiday season and did not reorder during the fourth quarter as they sold through their inventory.

Our consumer goods sales declined principally in DVDs and digital products. Offsetting these declines were higher sales in our clock radios and voice recorders. The decline in consumer group was 48%. The decline in our electronic group was also due to lower mobile electronic sales. As a result of the economic uncertainties during the fourth quarter and a large decline in not only domestic but foreign vehicle sales, the group experienced a decline in sales in all product categories such as audio and security. This group's sales were down 29%.

Our international sales increased by 15% as a result of sales increases in Mexico and Asia, the results of our recent acquisitions. We also experienced sales increases in Venezuela. These increases were partially offset by a decline of sales in our German and European operations.

Our accessory group had sales of $43.6 million for the fourth quarter, an increase of 23% compared to $35.5 million last year. This was a result of increased digital antenna sales, new customers and new product coming on stream.

Gross profit and gross profit margins -- our gross margins, based on product costs, increased due to our recent price increases during the quarter. We took several charges to the cost of our product. They were -- one, a bankruptcy at a retail customer left us with inventory we purchased for them. We decided to mark down the products to move them; this charge was $2.4 million.

As a result of the slow holiday season we did not get the reorders as forecasted by our customers and had excess inventory in a specific model which we increased our LCM reserve by $800,000. With the large decline in auto sales we further increased inventory LCM reserves by $2.2 million for inventory related to this category of distribution. Our defective and future warranty charges increased by $2.2 million fourth quarter '09 versus '08 mainly due to the full year of the Thomson A/V acquisition.

Offsetting some of the previously mentioned charges was a decline in our warehouse and assembly costs as a result of our overhead reduction plans. Our gross margin for the fourth quarter was 11.9% versus 18.8% last quarter. If we try and normalize the quarter for the events mentioned it would have been 18.4%.

Overhead for the quarter was $66.8 million versus $28.2 million last year. The following items impacted the quarter's overhead. One, impairment charges, $38.8 million. Due to the market value of the Company in relation to the equity value we conducted a 142 review of the Company's goodwill and intangible assets. The assumptions used to conduct the tests were impacted by a higher discount rate and lower multiples. As a result we had an impairment charge for goodwill of $29 million and a $9.8 million charge for intangibles.

Two, for the quarter we had increased professional fees which resulted in non-standard charges of $2.3 million. This relates to IP settlements, legal action and other miscellaneous charges.

Three, we had an increase in our allowance for doubtful accounts as a result of the recent Chrysler bankruptcy which was $500,000 and an increase due to a small amount of Circuit post-petition for about $223,000.

To summarize, to pro forma the impact of these non-standard charges had on our overhead, which we reported at $66.8 million, the non-standard charges I mentioned equaled $41.8 million. Our pro forma overhead would have been $25 million for the quarter versus $28.2 million last year, a decline of $3.2 million. This comes from declines in our selling expenses and engineering and technical support.

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Final Transcript
May 15, 2009 / 02:00PM GMT, VOXX - Q4 2009 Audiovox Corporation Earnings Conference Call

Other expenses for the quarter increased by $3.6 million versus last year's quarter as a result of the following. One, there was a charge of $1.9 million for costs related to a vendor bankruptcy which occurred in the fourth quarter. We were unable to get our merchandise from the vendor. And two, during fourth quarter 2008 we sold shares of an investment which did not repeat in fourth quarter 2009.

Deferred tax valuation -- the Company conducted a review of its deferred tax assets and, based on the results, a valuation reserve of $14.5 million was booked for the fourth quarter. After all of the discussed expenses the Company reported a net loss of $70 million, or $3.06 a share loss for the quarter.

To bring some clarity to the fourth-quarter financial statements, adjusting this loss with only non-cash valuation charges and nonstandard charges the quarter would be -- and we reported a net loss of $70 million; we had an impairment goodwill charge of $38.8 million; we had a different tax valuation charge of $14.5 million; we had bankruptcy costs at vendors of approximately $6.4 million; increased professional fees of $2.3 million -- would bring the loss to the quarter to $7.9 million or $0.35 a share.

We have seen improvement in our overhead expenses and when these non-standard charges clear we anticipate further improvements in overhead. Fiscal 2009 our sales were $603 million versus $591 million last year, an increase of 2%. Our electronics group had sales of $449 million, an increase of 2.8%, and our accessories group had sales of $153 million, a decline of 4 basis points or basically breakeven.

Gross margins for the year were impacted by charges we took in the fourth quarter as well as our exit of portable navigation. Adjusting our overhead of $153.7 million or $42.8 million of non-standard charges related to impairment, severance programs, legal fees, allowance for doubtful accounts and two bankruptcies, our overhead would have been $110.9 million versus $106.9 million in fiscal 2008.

Our second half-year overhead has declined versus the first half of the year. As most of our non-standard charges took place in the fourth quarter, the only remaining non-standard items we had was $2.9 million for portable NAV and $1 million for the severance program which took part in the early part of the year. Our net loss for the year was $70 million or $3.11 per share. Adjusting for all these non-standard charges our pro forma loss would have been $4.5 million or $0.20 a share. There is a reconciliation of these pro formas in the 10-K.

Liquidity and capital resources -- even though the Company has had a challenging year, we increased our cash accounts from $39 million to a balance of approximately $70 million, an increase of $31 million. Accounts receivables terms are staying within terms and our inventory terms have improved from last year.

During the fourth quarter the Company entered into a contract with Sirius XM and purchased inventory to start the program. This purchase of inventory accounts for the large increase in the Accounts Payable shown on February 28, 2009 versus February 29, 2008. This Accounts Payable has subsequently been paid down during the first quarter. Our cash position today after the paydown of this receivable balance is still $70 million and we anticipate over the next two months to build this balance further.

Based upon our customer forecasts, we have begun to purchase inventory to support anticipated sales which will use some of this cash. Looking towards the third quarter we anticipate we have adequate cash balances to support a seasonal increase in sales which occurs in our third quarter. We have also paid down some debt in Europe and have no outstandings in Venezuela or Mexico.

The Company currently has a small $10 million credit facility which we use for letters of credit. Our European company has facilities with German banks which are more than adequate to support any growth they may have. I am pleased to report our SOX audit was completed; there were no material or significant deficiencies in any of our operations or financial controls.

It has been a tough quarter for us with all that happened to the Company. But the Company's balance sheet has been able to handle these unforeseen events. We have the ability to grow as things improve. But I wish to caution everyone that we are concerned about the current economy and will be extremely cautious as we move forward this year. I'd like to turn the meeting back to Pat.

 Patrick Lavelle - Audiovox Corp. - President, CEO

 Okay, Michael, thank you. If there are any questions?

 QUESTION AND ANSWER

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Final Transcript
May 15, 2009 / 02:00PM GMT, VOXX - Q4 2009 Audiovox Corporation Earnings Conference Call

Operator

 (Operator Instructions). Jim Barrett, CL King & Associates.

 Jim Barrett - CL King & Associates - Analyst

 Good morning, everyone. Mike, I think these are questions for you. Can you first talk about the growth you're seeing in your accessory business with the antennas? And you mentioned that was, I think -- Pat, you mentioned was continuing into Q1 of this year.

 Patrick Lavelle - Audiovox Corp. - President, CEO

 Yes.

 Jim Barrett - CL King & Associates - Analyst

 Does that suggest that the gross margin should be relatively positive given the fact I assume your accessories still have significantly higher margins?

 Michael Stoehr - Audiovox Corp. - SVP, CFO

 I think -- what I'd like to do is not only the antennas but talk to the accessories group as a whole. We have seen, as I've mentioned, and we've seen increases not only in the digital antennas which have come up, but we've got new customers coming on stream plus we do have new product coming in. So that margin and that area have started to move.

 Patrick Lavelle - Audiovox Corp. - President, CEO

 One thing, Jim, when you're looking at modeling, we are seeing an improvement in our margins in the accessory group. But the program that we have with Sirius will offset that increase. As you know, we're planning a substantial increase in sales. And in many cases we work on a -- more or less a fulfillment type basis with Sirius. So you'll see a drag on margins from some of those sales.

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Final Transcript
May 15, 2009 / 02:00PM GMT, VOXX - Q4 2009 Audiovox Corporation Earnings Conference Call

Jim Barrett - CL King & Associates - Analyst

 Okay. And as a rule of thumb, is your accessories business still about 1,000 basis points higher gross margins than the consumer electronic business?

 Michael Stoehr - Audiovox Corp. - SVP, CFO

 Yes.

 Jim Barrett - CL King & Associates - Analyst

 Okay. And, Mike, of the $23 million of overhead that you've been able to remove from the system, assuming the economy recovers in a few years, how much of that overhead reduction should we view as permanent as opposed to overhead that's likely to come back in a normal operating environment?

Michael Stoehr - Audiovox Corp. - SVP, CFO

The bulk of the overhead reduction that took place that we did was in personnel and personnel-related costs and it was across the Company. So let's say as business improves there is a gap that's always there that you can take on some improvement to a certain point. Then after that you would have to start placing more salespeople or more clericals or more warehouse people in the system. But we can take some growth with the current staff that exists now. So you would assume this year we pretty well can handle what's coming at us with what we have.

 Jim Barrett - CL King & Associates - Analyst

 Right. And although you may have touched upon in it, do you plan on any further material overhead reductions in fiscal 2010?

Patrick Lavelle - Audiovox Corp. - President, CEO

 We're going to look at the first-quarter results and make any determination. Right now, like I said, we expect this $23 million to be realized during the year, okay. One of the things that we do have is we do have some temporary payroll cuts that we've put in place that may come back if we see things starting to improve. But we're going to wait and see; the end of our first quarter is this month so we'll look and see if we're hitting our numbers, our internal forecast and then make any further adjustments from there.

 Michael Stoehr - Audiovox Corp. - SVP, CFO

 Jim, the overhead of the Company, as we discussed, went from 1,033 to 812 which is what the headcount is right now.

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Final Transcript
May 15, 2009 / 02:00PM GMT, VOXX - Q4 2009 Audiovox Corporation Earnings Conference Call

 Jim Barrett - CL King & Associates - Analyst

 1,033 to 812?

 Michael Stoehr - Audiovox Corp. - SVP, CFO

 Yes. And we also, what we've done is, as Pat mentioned, we've also -- besides reducing the headcount itself we reduced people's compensation by a certain percentage, that goes for senior executives all the way down. And we've taken some of the 401(k) charges off and everything else.
Patrick Lavelle - Audiovox Corp. - President, CEO

 Right now we have capacity to grow without adding much to the overhead. I would estimate that we could probably grow this company to $700 million in sales without really having any major increase to personnel or overhead.

 Jim Barrett - CL King & Associates - Analyst

 Okay. That's promising. And Pat, my last question -- and although I think you touched upon it briefly -- the Company is sitting on close to $70 million of cash. What does the acquisition horizon look like considering what has happened economically to the industry and to the economy?

 Patrick Lavelle - Audiovox Corp. - President, CEO

 As I said, there are some opportunities that have presented themselves to us. And we certainly are looking at the ones that are interesting and ones that make sense to us. As I've stated in the past, I think you've seen how we conduct an acquisition, we're not going to overpay, we're going to be looking for a discount. But I do think the economic climate has created some opportunities that we could take advantage of during the year.

Jim Barrett - CL King & Associates - Analyst

 Is it reasonable to conclude that private equity is not competing with you in evaluating these acquisition targets?

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Final Transcript
May 15, 2009 / 02:00PM GMT, VOXX - Q4 2009 Audiovox Corporation Earnings Conference Call

Patrick Lavelle - Audiovox Corp. - President, CEO

 Well, in some cases yes, but actually I would say in some of the deals that we are looking at they're more strategic. So no, they're not private equity firms we're up against.

 Michael Stoehr - Audiovox Corp. - SVP, CFO

 Sometimes it's the size.

 Jim Barrett  - CL King & Associates - Analyst

 Right. Well, thank you both very much.

Operator

 Richard Greenberg, Donald Smith & Co.

 Richard Greenberg - Donald Smith & Co. - Analyst

 Pat, just to start out with you, on the sales I'm sure you guys are not inclined to give any guidance for the year. But just in a general sense, from what you're seeing right now, do you think sales will be up this year versus last year?

 Patrick Lavelle - Audiovox Corp. - President, CEO

 Again, it is difficult to say. A good portion of our business is related to the car business. We do have some positives, as I've indicated, that we do will offset some of that weakness. But it depends on how weak the car sales really are. We've got baked into our numbers between 9 million and 10 million new cars and trucks sold this year.

And that will give us a substantial reduction in our core mobile business, but like I said, we have other programs that are coming in that would offset that. To the extent, I really cannot say at this particular point. It's a little too early to tell.

 Richard Greenberg - Donald Smith & Co. - Analyst

 And then on gross margin, given what you said about the Sirius is lower margin, the accessories are higher; just ballpark are we somewhere in the 18% range?

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Final Transcript
May 15, 2009 / 02:00PM GMT, VOXX - Q4 2009 Audiovox Corporation Earnings Conference Call

 Patrick Lavelle - Audiovox Corp. - President, CEO

 I think you can look at our -- the margins that we have run historically.

 Richard Greenberg - Donald Smith & Co. - Analyst

 Okay. Then you did $111 million in overhead costs last year. You had this $23 million, some of which hit last year and some of which will still hit this year.

Mike, are we trying to -- talking $100 million, assuming you hit your target sales level, whatever that is? Is that the ballpark number we should be targeting; is roughly 4 times the fourth-quarter level?

 Michael Stoehr - Audiovox Corp. - SVP, CFO

 Yes, you are in the ballpark, Richard.

 Richard Greenberg - Donald Smith & Co. - Analyst

 Okay, fine. And then just finally, and I know we've had this discussion many times before. But the whole issue of how you look at your stock. And right now your stock is at one-third of book, it's selling at less than half of working capital. I know you guys want to grow the Company in acquisitions, but it all has to be balanced versus what may be really the cheapest asset out there which is your own company. There's not too many companies that have those kinds of valuation statistics. Is there no way that you can find -- allocate any of that cash towards buying back a little bit of stock?

 John Shalam - Audiovox Corp. - Chairman of the Board

 Rich, we've had that -- this is John Shalam -- we've had that discussion many, many times in the past. And you know our feelings about that; you know our strategy and the strategic importance of maintaining strong cash reserves for purposes of acquisition and diversification. And buying back stock really in a particular case of a small company as we are has a very limit short-term impact. And in the long run term you're better off preserving your cash and having it available for opportunity to come up. That's my feeling and I don't think it's changed in the last four years.

 Richard Greenberg - Donald Smith & Co. - Analyst

 Yes, I would just point out, John, to me this is not a short-term impact. I'm just trying to buy the cheapest asset around for the cheapest price. And when I would see something at one-third or one-half or true underlying value -- that's the reason you're buying it back because that adds value to the rest of the shareholders. It really has nothing to do with trying to create a short-term pop, that's not really what we're interested in; it's buying the cheapest thing out there.

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Final Transcript
May 15, 2009 / 02:00PM GMT, VOXX - Q4 2009 Audiovox Corporation Earnings Conference Call

 John Shalam - Audiovox Corp. - Chairman of the Board

 Yes, that's true, Rick. But what's going to really make the stock move is as the economy begins to improve and as Pat's programs which he has outlined begin to take hold and you start showing some earnings on the bottom line and quarter by quarter, you'll see the stock perform the way that it should perform. That's going to be based on strong fundamentals and a good outlook and not just on the fact that we're buying back shares.

And I think we can achieve that strategy and improve on that strategy by making some good tactical acquisitions depending on what we're able to find and to put together. That's going to accelerate the revenue and profitability of this company and reflect itself in improved stock performance. Rick, I'm sorry, I just don't see it any other way.

 Richard Greenberg - Donald Smith & Co. - Analyst

 Okay. All right, thanks, guys.

Operator

 [Dan Thomason], [A-Audio].

 Dan Thomason - Harbor Management - Analyst

 Hi, actually it's with [Harbor] Management. Could you please characterize any remaining exposure you may have to Chrysler and GM in addition to what you've already reserved for in the quarter?

 Patrick Lavelle - Audiovox Corp. - President, CEO

 Right now we've taken the charge for the receivables that we had open with them. Obviously we do have inventory. But we do believe that they will start up again and that we will be able to sell that inventory, they'll get their DIP financing and we'll be able to move that out. So we think at this particular point the worst is over with Chrysler.

 Dan Thomason - Harbor Management - Analyst

 Okay, thank you very much.

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Final Transcript
May 15, 2009 / 02:00PM GMT, VOXX - Q4 2009 Audiovox Corporation Earnings Conference Call

Operator

 Mike [Neary], [Neary] Asset Management.

 Mike Neary - Neary Asset Management - Analyst

 Just a question on acquisitions going forward. How does your experience with the recent acquisitions we've done affect the values you've put on new things you look at buying? We exchanged $100 million over the last two years for intangibles and our revenues are basically flat with where they were a few years ago and operating profits down. How do you -- is it just that things were more expensive then and we paid a little more than we should have and now we're going to buy things more cheaply? Or -- can you just give me a sense on how we can be sure that new acquisitions really are going to be good deals for the shareholders?

 Patrick Lavelle - Audiovox Corp. - President, CEO

 If you look over what we acquired the different companies for over the past few years, we have paid some very good prices, discounted prices against the value of the businesses that we purchased. I think the problem that -- when one is looking at the sales being flat, the economy has done a pretty good job in knocking out the sales of some of the acquired companies as well. But the core strength of each one of those acquisitions remain in place, the product categories remain in place and the customer base does. So when we see a pickup in the industry or a pickup in the economy where the consumer comes back to the stores, I think you're going to see us ramp up very nicely.

 Mike Neary - Neary Asset Management - Analyst

 But when you look at buying these brands for more than their tangible book, what about their businesses assures you that those intangibles really are worth what they're worth? We just wrote off our goodwill which is a portion of that, but when you buy these things for much more than book, how do you know that they're actually worth the price that we pay?

 Patrick Lavelle - Audiovox Corp. - President, CEO

 Well, obviously when you look at the price that you're paying and you look at what you're and anticipating as far as generated sales and gross profits from the operation that you're purchasing. Every deal that we looked at is accretive and those are the fundamentals that we look at when we do an acquisition.

The goodwill doesn't really, in my estimation, enter into that decision. It really is are the sales that we're picking up and the gross profit and the income that's generated from that gross profit, along with our ability to leverage our existing overhead so that we can reduce the overhead of the acquired company, is that accretive? And is that business, as far as the categories that we're picking up, do they have a lifecycle that will allow for a good return on our investment? Those are the fundamentals that we look at when we do an acquisition.

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Final Transcript
May 15, 2009 / 02:00PM GMT, VOXX - Q4 2009 Audiovox Corporation Earnings Conference Call

 Mike Neary - Neary Asset Management - Analyst

 And just review, what multiples did we use on the purchases we made on what we assumed that they would do? And then obviously they didn't do that, but is that just because of the economy and we can expect a pickup here in those and they'll get to the multiples we thought? What are your thoughts on that?

 Patrick Lavelle - Audiovox Corp. - President, CEO

 Let me give you -- our last acquisition that we did was Thomson's A/V Group where we picked up approximately $150 million to $160 million in sales that we've stated. And we picked up some good brand names in RCA. The netted cost to that for us was under $10 million. So when you're generating that kind of sale and the resulting gross profit from those $150 million in sales, that again is what we're looking at.

So the problem that we've had this year is that pretty much across every group, whether it's our international group, our domestic group, North American or South American and even our Asian groups have all been impacted by the slowdown in the economy. Our internal forecast is for sales to be much greater than $603 million. And a lot of that -- a lot of those sales would have come from the acquired company.

 Mike Neary - Neary Asset Management - Analyst

 But it does seem like the more recent acquisitions, Thomson, were done in much better multiples than some of the earlier ones. Obviously we're getting more deals like that.

 Patrick Lavelle - Audiovox Corp. - President, CEO

 I would say that some of our most profitable deals have been our earliest ones; our Code deal in 2002 has worked out very, very well. We bought a company with sales in the $20 million range; I can tell you today sales are at least 35% -- running 35% above that and they're very profitable. I could also tell you that the [record con] business has worked out very, very well for us when you include our German operation and the sales that we've made domestically. So as far as the multiples, there are really no multiples.

 Mike Neary - Neary Asset Management - Analyst

 Okay. Well, I hope you're right and I think you probably are. We buy these things at more than book and then somehow when they get translated into Audiovox the market says they're all worth less than book.

 Patrick Lavelle - Audiovox Corp. - President, CEO

 I think that's a function of the economy and what's gone on. Most companies today are taking impairment charges for their intangibles and goodwill and I think we got caught up in that this year, more so that being the reason than the -- how the acquisitions are doing.

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Final Transcript
May 15, 2009 / 02:00PM GMT, VOXX - Q4 2009 Audiovox Corporation Earnings Conference Call

Michael Stoehr - Audiovox Corp. - SVP, CFO

 Right. And one of the things that are impacting all these 142 valuations is the changes in the risk-free capital rates and multiples that you look at it -- there has been quite a change.

 Mike Neary - Neary Asset Management - Analyst

 Okay.

 John Shalam - Audiovox Corp. - Chairman of the Board

 But as Pat pointed out, really, when we look at an acquisition we look at the revenue of the company, the profitability of that company, what are the synergies that we can derive, how can we improve our own balance sheet by bringing that company in, and how can we improve our sales and our profits and build it up. The rest of these are matters with goodwill and these are more accounting [convention] that really don't impact the operation of the company on a day-to-day basis and bring in more revenue or more sales or more profits.

 Mike Neary - Neary Asset Management - Analyst

 No, I understand. But the only reason we had to write down the goodwill was because the cash flows weren't there. I mean, we didn't have an operating profit from these businesses that we acquired.

 John Shalam - Audiovox Corp. - Chairman of the Board

 Yes, that's correct.

 Mike Neary - Neary Asset Management - Analyst

 And we had thought we would. And I know the economy is much worse than we had thought.

 John Shalam - Audiovox Corp. - Chairman of the Board

 But we still think we will and really that's what we need to be guided by as we proceed.

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Final Transcript
May 15, 2009 / 02:00PM GMT, VOXX - Q4 2009 Audiovox Corporation Earnings Conference Call

 Mike Neary - Neary Asset Management - Analyst

 I understand. Thank you very much.Operator

 At this time there are no further questions in queue.

 Patrick Lavelle - Audiovox Corp. - President, CEO

 Okay, if there are no further questions I'd like to thank all of you for attending this morning and your interest in Audiovox. I hope you have a good day and enjoy your weekend. Thank you.

Operator

 Thank you for your participation in today's conference. This concludes the presentation. You may now disconnect. Good day.

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